Exhibit 99.3

Attribution of Value

USMD and UANT

February 2, 2011

Entity	Total Invested Capital Value	Sub Level Debt	Total Equity Value	Coporate Level Debt	USMD % Own	USMD $ Value	UANT % Own	UANT $ Value
USMD Arlington	169,550,000	(46,320,000)	123,230,000		5.00%	6,161,500	22.63%	27,886,949
USMD FW Hospital	46,060,000	(19,660,000)	26,400,000		20.00%	5,280,000	10.88%	2,872,320
USMD Hospital Division	31,880,000	-	31,880,000		100.00%	31,880,000		
USMD Cancer Division	27,450,000	-	27,450,000		100.00%	27,450,000		
Willowbrook Cancer	10,870,000	(4,880,000)	5,990,000		30.00%	1,797,000		
USMD Litho Division								
Management	5,550,000	-	5,550,000		100.00%	5,550,000		
Minority Partnership Interests	9,920,000	(130,000)	9,790,000	(7,690,000)	*Varies	2,100,000		
USMD, Inc. Holding Company				(730,000)	100.00%	(730,000)		
UANT								
Cancer	46,290,000	-	46,290,000	(9,460,000)			100.00%	36,830,000
Imaging	4,730,000	-	4,730,000	(380,000)			100.00%	4,350,000
Lab	7,890,000	-	7,890,000				100.00%	7,890,000
Research	880,000	-	880,000				100.00%	880,000
Practice (incl Video Uro)	5,370,000	-	5,370,000	(3,860,000)			100.00%	1,510,000
UANT Owned:								
MetroStone Management	9,160,000	-	9,160,000				88.55%	8,111,180
Dallas Stone Management	9,030,000	-	9,030,000				34.05%	3,074,715
North Texas Stone Management	5,580,000	(200,000)	5,380,000				30.00%	1,614,000
Waxahachie Surgery Center							4.51%	41,000
US Urology							10.00%	-
Linked Urology Research Network							20.00%	-
UANT Ventures								
Baylor Carrolton							1.14%	200,000
North Texas Hospital							0.88%	180,000
Neo - Alliance							51.52%	-
UANT Ventures Corporate Debt				(1,090,000)			100.00%	(1,090,000)
UANT Litho Corporate Debt				(1,210,000)			100.00%	(1,210,000)
			Net Enterprise Value			79,490,000		93,140,000
			Deferred Payout Obligations			-		-
			Working Capital Adjustment			3,270,000		(3,480,000)
			Adjusted Equity Value			82,760,000		89,660,000

Relative Ownership Calculation	USMD	UANT	Total
Equity Value	82,760,000	89,660,000	172,420,000
Holdings Note	-	(30,000,000)	(30,000,000)
Equity Contribution	82,760,000	59,660,000	142,420,000
Relative Value	58.1%	41.9%	100.0%
UANT Existing Ownership %		8.31%	0.00%
UANT Existing Ownership $'s		6,880,000	-
Effective Equity Ownership		66,540,000	142,420,000
Effective Ownership Split - Post Transaction			
UANT vs Other Owners	**53.3%**	**46.7%**	**100.0%**

Final

VMG HEALTH, LLC Page 1 CONFIDENTIAL

Valuation Comparison

Relative Values—FINAL 2009 vs DRAFT 2011

Previous Valuation—2009

Relative Ownership Calculation

USMD UANT Total

Equity Value 84,010,000 82,982,000 166,992,000

Holdings Note -(30,000,000)(30,000,000)

Equity Contribution 84,010,000 52,982,000 136,992,000

Relative Value 61.3% 38.7% 100.0%

UANT Existing Ownership % -8.31% 8.31% 0.00%

UANT Existing Ownership $’s (6,980,000) 6,980,000 -

Effective Equity Ownership 77,030,000 59,962,000 136,992,000

Effective Ownership Split—Post Transaction

UANT vs Other Owners 56.2% 43.8% 100.0%

Current Valuation—2011

Relative Ownership Calculation

USMD UANT Total

Equity Value 77,752,796 97,876,783 175,629,579

Holdings Note -(30,000,000)(30,000,000)

Equity Contribution 77,752,796 67,876,783 145,629,579

Relative Value 53.4% 46.6% 100.0%

UANT Existing Ownership % -8.31% 8.31% 0.00%

UANT Existing Ownership $’s (6,460,000) 6,460,000 -

Effective Equity Ownership 71,292,796 74,336,783 145,629,579

Effective Ownership Split—Post Transaction

UANT vs Other Owners 49.0% 51.0% 100.0%

VMG HEALTH, LLC

Confidential Relative Value Comparison

Valuation Comparison

UANT - FINAL 2009 vs DRAFT 2011

	Total			UANT Pro Rata - Equity Value		
USMD Arlington	**Previous**	**Current**	**Variance**	**Previous**	**Current**	**Variance**
Total Invested Capital	$ 192,880,000	$ 168,040,000	$ (24,840,000)			
Interest-Bearing Debt	$ (44,080,000)	$ (41,841,930)	$ 2,238,071			
Equity	$ 148,800,000	$ 126,198,071	$ (22,601,930)	$ 33,780,000	$ 28,558,623	$ (5,221,377)
USMD Fort Worth	**Previous**	**Current**	**Variance**	**Previous**	**Current**	**Variance**
Total Invested Capital	$ 60,230,000	$ 49,000,000	$ (11,230,000)			
Interest-Bearing Debt	$ (20,430,000)	$ (18,606,270)	$ 1,823,730			
Equity	$ 39,800,000	$ 30,393,730	$ (9,406,270)	$ 4,340,000	$ 3,306,838	$ (1,033,162)
UANT Cancer	**Previous**	**Current**	**Variance**	**Previous**	**Current**	**Variance**
Total Invested Capital	$ 28,040,000	$ 48,730,000	$ 20,690,000			
Interest-Bearing Debt	$ (7,160,000)	$ (9,459,683)	$ (2,299,683)			
Equity	$ 20,880,000	$ 39,270,317	$ 18,390,317	$ 20,880,000	$ 39,270,317	$ 18,390,317
UANT Imaging	**Previous**	**Current**	**Variance**	**Previous**	**Current**	**Variance**
Total Invested Capital	$ 4,490,000	$ 4,400,000	$ (90,000)			
Interest-Bearing Debt			$ -			
Equity	$ 4,490,000	$ 4,400,000	$ (90,000)	$ 4,490,000	$ 4,400,000	$ (90,000)
UANT Research	**Previous**	**Current**	**Variance**	**Previous**	**Current**	**Variance**
Total Invested Capital		$ 890,000	$ 890,000			
Interest-Bearing Debt			$ -			
Equity	$ -	$ 890,000	$ 890,000	$ -	$ 890,000	$ 890,000
UANT Lab	**Previous**	**Current**	**Variance**	**Previous**	**Current**	**Variance**
Total Invested Capital	$ 9,530,000	$ 7,910,000	$ (1,620,000)			
Interest-Bearing Debt			$ -			
Equity	$ 9,530,000	$ 7,910,000	$ (1,620,000)	$ 9,530,000	$ 7,910,000	$ (1,620,000)

VMG HEALTH, LLC
Confidential
UANT

Valuation Comparison

UANT - FINAL 2009 vs DRAFT 2011

	Total			UANT Pro Rata - Equity Value		
USMD Practice (incl Video Uro)*	**Previous**	**Current**	**Variance**	**Previous**	**Current**	**Variance**
Total Invested Capital	$ 5,560,000	$ 6,870,000	$ 1,310,000			
Interest-Bearing Debt		$ -	$ -			
Equity	$ 5,560,000	$ 6,870,000	$ 1,310,000	$ 5,560,000	$ 6,870,000	$ 1,310,000
MetroStone Management				$ 7,370,000	$ 8,111,180	$ 741,180
Dallas Stone Management				$ 3,020,000	$ 3,074,715	$ 54,715
North Texas Stone Management				$ 1,940,000	$ 1,615,080	$ (324,920)
Other Investments				$ 402,000	$ 421,000	$ 19,000
UANT Corporate Debt				$ (8,330,000)	$ (6,550,970)	$ 1,779,030
UANT Totals				$ 82,982,000	$ 97,876,783	$ 14,894,783

** Estimated value of Video Uro tangible assets were included in 2009 value for comparability to current valuation.*

VMG HEALTH, LLC
Confidential
UANT

Valuation Comparison

USMD - FINAL 2009 vs DRAFT 2011

	Total			USMD Pro Rata - Equity Value		
USMD Arlington	**Previous**	**Current**	**Variance**	**Previous**	**Current**	**Variance**
Total Invested Capital	$ 192,880,000	$ 168,040,000	$ (24,840,000)			
Interest-Bearing Debt	$ (44,080,000)	$ (41,841,930)	$ 2,238,071			
Equity	$ 148,800,000	$ 126,198,071	$ (22,601,930)	$ 7,440,000	$ 6,309,904	$ (1,130,096)
USMD Fort Worth	**Previous**	**Current**	**Variance**	**Previous**	**Current**	**Variance**
Total Invested Capital	$ 60,230,000	$ 49,000,000	$ (11,230,000)			
Interest-Bearing Debt	$ (20,430,000)	$ (18,606,270)	$ 1,823,730			
Equity	$ 39,800,000	$ 30,393,730	$ (9,406,270)	$ 7,960,000	$ 6,078,746	$ (1,881,254)
USMD Hospital Division	**Previous**	**Current**	**Variance**	**Previous**	**Current**	**Variance**
Total Invested Capital	$ 29,980,000	$ 31,500,000	$ 1,520,000			
Interest-Bearing Debt	$ -	$ -	$ -			
Equity	$ 29,980,000	$ 31,500,000	$ 1,520,000	$ 29,980,000	$ 31,500,000	$ 1,520,000
USMD Cancer Division	**Previous**	**Current**	**Variance**	**Previous**	**Current**	**Variance**
Total Invested Capital	$ 32,250,000	$ 27,080,000	$ (5,170,000)			
Interest-Bearing Debt	$ -	$ -	$ -			
Equity	$ 32,250,000	$ 27,080,000	$ (5,170,000)	$ 32,250,000	$ 27,080,000	$ (5,170,000)
Willowbrook	**Previous**	**Current**	**Variance**	**Previous**	**Current**	**Variance**
Total Invested Capital	$ 10,550,000	$ 10,870,000	$ 320,000			
Interest-Bearing Debt	$ (4,900,000)	$ (4,881,415)	$ 18,585			
Equity	$ 5,650,000	$ 5,988,585	$ 338,585	$ 1,700,000	$ 1,796,576	$ 96,576
USMD Litho Division	**Previous**	**Current**	**Variance**	**Previous**	**Current**	**Variance**
Total Invested Capital - Management	$ 5,560,000	$ 3,820,000	$ (1,740,000)			
Total Invested Capital - Partnerships	$ 10,650,000	$ 9,850,000	$ (800,000)			
Interest-Bearing Debt	$ (90,000)	$ (131,052)	$ (41,052)			
Equity	$ 16,120,000	$ 13,538,948	$ (2,581,052)	$ 16,120,000	$ 13,538,948	$ (2,581,052)
USMD Holdings Debt				$ (11,440,000)	$ (8,551,377)	$ 2,888,623
USMD Totals				$ 84,010,000	$ 77,752,796	$ (6,257,204)

VMG HEALTH, LLC
Confidential
USMD